UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 30, 2002

HYPERTENSION DIAGNOSTICS, INC

(Exact name of Registrant as specified in its charter)

Minnesota	0-24635	41-1618036

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2915 Waters Road, Suite 108 Eagan, Minnesota	55121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-687-9999

Items 1, 2, 3, 4, 6, 8 and 9 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

     On April 19, 2002, Hypertension Diagnostics, Inc. filed a Registration Statement on Form S-3 (File No. 333-86658) (the “Registration Statement”) for the sale of 1,970,000 shares of its Common Stock by certain selling holders listed therein. The Registration Statement was declared effective by the Securities Exchange Commission at 10:00 a.m. Washington, D.C. time on April 30, 2002.

     Of the 1,970,000 shares of Common Stock registered by the Registration Statement, 1,850,000 shares of Common Stock are issuable upon conversion of three-year 8% convertible notes in the aggregate principal amount of $2,000,000 and upon exercise of five-year common stock purchase warrants issued pursuant to that certain Subscription Agreement dated as of March 27, 2002 by and between Hypertension Diagnostics, Inc. and the subscribers thereto.

     The Company issued a press release, exhibit 99.1 hereto, announcing the effectiveness of the Registration Statement.

ITEM 7. EXHIBITS
Exhibit 99.1	Press Release dated April 30, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HYPERTENSION DIAGNOSTICS, INC.

By	/s/ James S. Murphy

Its Senior Vice President, Finance and Administration and Chief Financial Officer

Dated: April 30, 2002